Exhibit 23

Consent of Certified Public Accountants

We consent to the use of our reports, dated January 21, 2004, in Form 10-K filing of the Peoples Financial Corporation.

/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 1, 2004